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RBC FUNDS TRUST

AMENDMENT TO THE DISTRIBUTION AGREEMENT

This Amendment to Distribution Agreement (the “Amendment”) is made and entered into as of March 20, 2026 among Quasar Distributors, LLC (the “Distributor”), RBC Funds Trust (the “Trust”), on behalf of each of its series listed on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), and RBC Global Asset Management (U.S.) Inc. (the “Adviser”).

WHEREAS, the Distributor, the Trust and the Adviser previously entered into that certain Distribution Agreement, dated as of September 30, 2021 (as amended, restated, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Distributor, the Trust and the Adviser wish to amend the Agreement to reflect the addition of RBC BlueBay Credit Opportunities Fund.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Exhibit A of the Agreement shall be replaced in its entirety with the updated Exhibit A attached hereto.

2.

The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

QUASAR DISTRIBUTORS, LLC

By: /s/ Teresa Cowan
Name: Teresa Cowan
Title: President

RBC FUNDS TRUST

By: /s/ Kathleen Hegna
Name: Kathleen Hegna
Title: Chief Financial Officer and Treasurer

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.

By: /s/ Brandon Lew
Name: Brandon Lew
Title: President and Chief Financial Officer

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Exhibit A

RBC BlueBay Access Capital Community Investment Fund

RBC BlueBay Core Plus Bond Fund

RBC BlueBay Credit Opportunities Fund

RBC BlueBay Emerging Market Debt Fund

RBC BlueBay High Yield Bond Fund

RBC BlueBay Impact Bond Fund

RBC BlueBay Short Duration Fixed Income Fund

RBC BlueBay Strategic Income Fund

RBC BlueBay Ultra-Short Fixed Income Fund

RBC BlueBay U.S. Government Money Market Fund

RBC China Equity Fund

RBC Emerging Markets Equity Fund

RBC Emerging Markets ex-China Equity Fund

RBC Emerging Markets Value Equity Fund

RBC Global Opportunities Fund

RBC International Equity Fund

RBC International Small Cap Equity Fund

RBC SMID Cap Growth Fund

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